QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Synagro Technologies, Inc. (Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Synagro Technologies, Inc.
1800 Bering Drive, Suite 1000
Houston, Texas 77057

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

        This Information Statement is furnished by the Board of Directors of Synagro Technologies, Inc., a Delaware corporation (the "Company"), to holders of record of the Company's common stock, $.002 par value per share, at the close of business on April 22, 2005, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform the Company's stockholders of certain action taken by the written consent of the holders of a majority of the Company's voting stock, dated as of June 6, 2005. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

        The action taken by the Company's stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

        THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors:

/s/ ROSS M. PATTEN Ross M. Patten Chairman of the Board of Directors and Vice President

Synagro Technologies, Inc.
1800 Bering Drive, Suite 1000
Houston, Texas 77057

INFORMATION STATEMENT

Introductory Statement

        Synagro Technologies, Inc. (the "Company") is a Delaware corporation with its principal executive offices located at 1800 Bering Drive, Suite 1000, Houston, Texas 77057. The Company's telephone number is (713) 369-1700. This Information Statement is being sent to the Company's stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company's outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on June 6, 2005.

        Copies of this Information Statement are being mailed on or before June 7, 2005 to the holders of record on April 22, 2005 of the outstanding shares of the Company's common stock.

General Information

        Certain stockholders of the Company owning a majority of the Company's outstanding voting stock have adopted the Synagro Technologies, Inc. 2005 Restricted Stock Plan by written consent, dated June 6, 2005, in lieu of a special meeting of the stockholders.

        Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Plan will not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on June 26, 2005.

        The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Description of the Company's Capital Stock

        The Company's authorized capital stock consists of (i) 100,000,000 shares of Common Stock, par value $0.002 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.002 per share, of which 32,000 shares have been designated as Series D Preferred Stock and 55,000 shares have been designated as Series E Preferred Stock. At the close of business on May 12, 2005, the Company had 20,231,121 shares of Common Stock issued and outstanding, 25,033.601 shares of Series D Preferred Stock issued and outstanding and 44,758.691 shares of Series E Preferred Stock issued and outstanding.

        The Company's Common Stock and Preferred Stock vote as a single class, as if the Preferred Stock had been converted into Common Stock. The Company's Common Stock and Preferred Stock are the only classes of securities outstanding having the right to vote. Each share of Common Stock entitles its record holder to one vote, and each share of Preferred Stock entitles its record holder to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote. The Preferred

Stock is convertible by the holders into a number of shares of Common Stock computed by dividing (i) the sum of (a) the number of shares to be converted multiplied by the liquidation value for the class of Preferred Stock to be converted and (b) the amount of accrued and unpaid dividends for the class of Preferred Stock to be converted by (ii) the conversion price then in effect for the class of Preferred Stock to be converted. As of May 12, 2005, all of the Series D Preferred Stock outstanding could be converted into 14,954,849 shares of Common Stock (assuming a conversion of accrued and unpaid dividends) and all of the Series E Preferred Stock outstanding could be converted into 26,738,438 shares of Common Stock (assuming a conversion of accrued and unpaid dividends).

Security Ownership of Certain Beneficial Owners and Management

        The following table shows information regarding the beneficial ownership of our outstanding Common Stock as of May 12, 2005 by: (i) each person who is known by us to own beneficially more than 5 percent of the outstanding shares of our Common Stock (assuming conversion of our preferred stock on May 31, 2005), (ii) each member of our board of directors, (iii) each of our named executive officers; and (iv) all members of our board of directors and our executive officers as a group.

        Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares attributable to such person. Unless otherwise specified, the address of the individuals below is c/o Synagro Technologies, Inc., 1800 Bering Drive, Suite 1000, Houston, Texas 77057.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(12)
5 Percent Stockholders:
GTCR Funds(1)	37,355,329	56.4%
TCW/Crescent Funds(2)	4,337,957	6.6%
Environmental Opportunities Fund, L.P.	1,250,000	1.9%
Directors and Executive Officers:
Ross M. Patten(3)	1,476,006	2.2%
Robert C. Boucher, Jr.(4)	700,000	1.1%
J. Paul Withrow(5)	649,000
David A. Donnini(6)	37,355,329	56.4%
Vincent J. Hemmer(6)	—	*
Kenneth Ch'uan-k'ai Leung(7)	1,370,123	2.1%
Gene Meredith(8)	107,411	*
George E. Sperzel(6)	—	*
Alfred Tyler, 2nd(9)	140,488	*
Mark A. Rome(10)	584,000	*
Alvin L. Thomas(11)	588,745	*
All directors and executive officers as a group (11 persons)	42,971,102	64.9%

*
Less than 1%

(1)
Amounts shown in the table represent the conversion into common stock of the Series D and Series E convertible preferred stock (including accrued but unpaid dividends) held by the following entities, which we collectively refer to as the "GTCR Funds": (i) GTCR Fund VII, L.P., (ii) GTCR Capital Partners, L.P. and (iii) GTCR Co-Invest, L.P. The address of the GTCR Funds is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(2)
Amounts shown in the table represent the conversion into common stock of the Series E convertible preferred stock (including accrued but unpaid dividends) held by the following entities, which we collectively refer to as the "TCW/Crescent Funds," and which are indirectly controlled by TCW/Crescent Mezzanine, LLC, a registered investment adviser: (i) TCW/Crescent Mezzanine

  Partners II, L.P., (ii) TCW/Crescent Mezzanine Trust II, (iii) TCW Leveraged Income Trust, L.P., (iv) TCW Leveraged Income Trust II, L.P. and (v) TCW Leveraged Income Trust IV, L.P. The address of the TCW/Crescent Funds is c/o TCW/Crescent Mezzanine, LLC, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(3)
Includes 1,470,000 shares of common stock underlying vested stock options.

(4)
Includes 700,000 shares of common stock underlying vested stock options.

(5)
Includes 644,000 shares of common stock underlying vested stock options.

(6)
Each of Messrs. Donnini, Hemmer and Sperzel are principals and/or members of GTCR. Accordingly, such individuals may be deemed to beneficially own the interests owned by the GTCR Funds. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for each of Messrs. Donnini, Hemmer and Sperzel is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(7)
Includes: (i) 1,250,000 shares of common stock held by Environmental Opportunities Fund, L.P., of which Mr. Leung is the chief investment officer, (ii) 13,900 shares of common stock held by Mr. Leung; and (iii) 106,223 shares of common stock underlying vested stock options. The address for Mr. Leung is c/o Environmental Opportunities Fund, L.P., 126 East 56th Street, 24th Floor, New York, New York 10022.

(8)
Includes 107,411 shares of common stock underlying vested options.

(9)
Includes 106,458 shares of common stock underlying vested options.

(10)
Includes 580,000 shares of common stock underlying vested stock options. As of April 15, 2005, Mr. Rome is no longer employed by the Company.

(11)
Includes 586,000 shares of common stock underlying vested stock options.

(12)
Applicable percentage of ownership is based on 66,206,499 shares outstanding (including 20,231,121 shares of common stock and 41,693,286 shares of common stock assuming conversion of outstanding preferred stock), plus, in the case of each holder, any presently exercisable options held by such holder and options which will become exercisable within 60 days after such date.

Compensation of Directors and Executive Officers

Director Compensation

        Each director who is not otherwise compensated by us for service as an officer of Synagro is paid for travel expenses, if any, incurred in connection with attendance at board and committee meetings. Independent directors are compensated $25,000 and awarded 10,000 stock options per year. In addition, all directors not employed by us are compensated $2,000 for each board meeting they attend in person. Additionally, upon their initial appointment or election, directors who are not employees of Synagro or principals of GTCR are granted an option to acquire 50,000 shares of common stock. Each board member who is not an employee of Synagro has the right to elect to receive options in lieu of cash compensation for board meetings attended, at an exercise price equal to market value of the common stock on the trading day immediately preceding the date of the meeting.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

Executive Compensation

        The following table reflects all forms of compensation for services to the Company for the periods indicated for the Chief Executive Officer and the next four most highly compensated Executive Officers (collectively the "Named Executives").

Summary Compensation Table
		Annual Compensation							Long Term Compensation
Name and Principal Position	Year	Salary		Bonus(1)		Other(2)			Stock Option Awards (Shares)	All Other Compensation(3)
Ross M. Patten(4) Chairman of the Board and Vice President	2004 2003 2002	$ $ $	281,875 278,724 264,773	$ $ $	— — —	$ $ $	9,600 9,600 9,600		— — —	$ $ $	4,074 3,735 3,635
Robert C. Boucher, Jr.(5) Chief Executive Officer	2004 2003 2002	$ $ $	263,033 243,250 193,692	$ $ $	99,822 — 50,000	$ $ $	8,400 8,400 24,517	(6)	250,000 — 1,000,000	$ $ $	8,957 8,304 1,708
J. Paul Withrow Senior Executive Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	238,248 222,979 204,144	$ $ $	90,416 — —	$ $ $	6,000 6,000 6,000		100,000 — 100,000	$ $ $	5,821 5,492 5,114
Mark A. Rome(7) Executive Vice President and Chief Development Officer	2004 2003 2002	$ $ $	207,391 202,708 191,643	$ $ $	— — —	$ $ $	6,000 6,000 6,000		— — —	$ $ $	1,029 7,802 7,225
Alvin L. Thomas II Executive Vice President and General Counsel	2004 2003 2002	$ $ $	207,391 202,708 191,643	$ $ $	78,706 — 25,000	$ $ $	6,000 6,000 6,000		— — —	$ $ $	8,322 7,802 7,181

(1)
Represents bonus amounts earned during the periods indicated, regardless of the actual payment date.

(2)
Vehicle allowance.

(3)
The compensation reflected in this column includes the Company's matching contributions on behalf of the Named Executive to the Company's 401(k) Plan.

(4)
Mr. Patten served as Chief Executive Officer from February 1998 until September 2003.

(5)
Mr. Boucher has served as Chief Executive Officer since September 2003. Mr. Boucher's employment with the Company began on February 25, 2002 as President and Chief Operating Officer.

(6)
Includes $17,738 of moving expenses.

(7)
As of April 15, 2005, Mr. Rome is no longer employed by the Company.

Option Grants

        The following table sets forth information with respect to the grants of stock options to each of the Named Executives during fiscal year ended December 31, 2004. The percentage of total options set forth below is based on an aggregate of 617,500 options granted to employees during fiscal 2004. All options were granted at the fair market value of our common stock, as determined in good faith by our board of directors, on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares of Common Stock Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year 2004
			Exercise Price Per Share	Expiration Date
					5%	10%
Ross M. Patten	—	—%	—	—	—	—
Robert C. Boucher, Jr	250,000	15.5%	2.81	5/24/2014
J. Paul Withrow	100,000	6.2%	2.76	3/29/2014
Mark A. Rome	—	—%	—	—	—	—
Alvin L. Thomas II	—	—%	—	—	—	—

(1)
Options vest in five equal annual installments commencing on the first anniversary of their grant date.

Option Exercises and Year End Values

        The following table sets forth information with respect to the exercised and unexercised options to purchase shares of Common Stock held by each of the Named Executives at December 31, 2004. Of the Named Executives, none exercised stock options during 2004.

					Value of Unexercised In-the-Money Options at December 31, 2004(1)
			Number of Unexercised Options at December 31, 2004
	Shares Acquired On Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Ross M. Patten	—	—	1,470,000	—	$—	$—
Robert C. Boucher, Jr.			400,000	850,000	$—	$—
J. Paul Withrow	—	—	578,000	302,000	$—	$—
Mark A. Rome	—	—	534,000	146,000	$—	$—
Alvin L. Thomas II	—	—	540,000	140,000	$—	$—

(1)
Value of in-the-money options calculated based on the closing price per share of the common stock on December 31, 2004 ($3.04 per share) as reported on the Nasdaq SmallCap Market.

Employment Agreements

        We employ Robert C. Boucher, Alvin L. Thomas II and J. Paul Withrow under employment agreements. The employment agreement of each of Messrs. Boucher, Thomas and Withrow has a continuous 24-month term. The minimum base salary under the respective employment agreement is $265,200 per year for Mr. Boucher and $175,000 per year for Messrs. Thomas and Withrow. Each executive's base salary is subject to annual review and may be increased, depending upon the performance of the Company and the executive, upon the recommendation of the Chairman of the Board or the Board of Directors. Additionally, Messrs. Boucher, Thomas and Withrow may be entitled to bonus awards, as may be approved by the Board of Directors, and are entitled to participate in any applicable profit-sharing, stock option or similar benefit plan. These agreements contain confidentiality and non-compete provisions. In addition, Mr. Boucher was granted options to purchase 1,000,000 shares of the Company's common stock at a strike price of $2.50 as a term of his employment agreement. The options vest in five equal installments over a five year period with the first 20 percent vesting one year from the date of grant.

        We employ Ross M. Patten under an employment agreement that terminates upon the earlier of December 30, 2005, or the last day of the month in which Mr. Patten no longer serves as Chairman of the Board or Vice President of the Company. If prior to December 30, 2005, Mr. Patten ceases serving as either Chairman of the Board or Vice President of the Company, we shall pay him a lump sum cash payment equal to $563,750 less the aggregate amount of all base salary installments paid by Synagro to Mr. Patten since October 1, 2003. If after December 30, 2005, Mr. Patten continues to serve as our Chairman of the Board, he will be compensated equal to the compensation then paid to our other independent directors. Mr. Patten's agreement contains confidentiality and non-compete provisions.

        On April 15, 2005, Mark A. Rome's employment with the Company terminated. Mr. Rome, the Company's former Executive Vice President and Chief Development Officer, was employed with the Company pursuant to an employment agreement which is still in effect. On May 31, 2005, Mr. Rome and the Company entered into a supplement to Mr. Rome's current employment agreement with the Company. In accordance with Mr. Rome's employment agreement with the Company, as amended, the Company shall pay Mr. Rome his current salary of $210,000 in installments of $8,750 twice monthly beginning on April 15, 2005 and ending on March 31, 2006. The agreement provides that effective as of the termination date, all of Mr. Rome's stock options shall immediately vest and shall be exercisable as set forth in his employment agreement. Mr. Rome shall be permitted to exercise and sell for cash the same percentage of his options then outstanding as the percentage of vested options the other members of the Company's senior management are permitted to exercise and sell in the proposed common stock offering contemplated by the registration statement filed by the Company with the Securities and Exchange Commission (Reg. No. 333-122351), and the exercise price for all of Mr. Rome's options exercised and sold in such offering shall be $2.50 per share. The Company and Mr. Rome acknowledge and agree that in lieu of the exercise of such options and sale of shares in such offering, the Company may choose to pay Mr. Rome a cash payment equal to the spread between the net sale price of Common Stock sold in such offering and $2.50 per share for all such options that would otherwise have been exercised and sold by Mr. Rome in the offering. In the event the offering is not consummated on or before June 30, 2005, then the exercise price for all of Mr. Rome's options shall be $2.50 per share and such options shall be exercisable for a period of 90 days after June 30, 2005.

        On January 27, 2000, we entered into an Agreement Concerning Employment Rights ("Employment Rights Agreement") with each of Messrs. Patten, Rome, Thomas and Withrow. The Employment Rights Agreement provides that in the event that (i) we terminate the executive's employment for any reason other than Cause (as defined), death or disability, (ii) except in the case of Mr. Patten, the executive terminates their employment with us for Good Reason (as defined), or (iii) a Change in Control (as defined) occurs, then the executive shall have the right to receive an option payment from us. In satisfying this obligation, we will, at our option, (x) issue options to purchase a certain number of registered shares of our Common Stock ("Base Option Amount") at an exercise price of $2.50 per share, which shall be fully vested and nontransferable, and shall expire 90 days from the date of issue; (y) issue registered shares of our Common Stock equal to the result of (A) the product of the Base Option Amount multiplied by the fair market value per share of our Common Stock less $2.50 ("Stock Value"), divided by (B) the fair market value per share of our Common Stock; or (z) a cash payment equal to the Stock Value. The Base Option Amount, as modified on March 1, 2001, is equal to the number of outstanding options issued to Messrs. Patten, Rome, Thomas and Withrow. These executives would be required to forfeit their existing vested and unvested stock options if such payment has been made by us. As of December 31, 2004, Messrs. Patten, Rome, Thomas and Withrow had options to purchase shares of stock totaling 1,470,000, 680,000, 680,000 and 880,000, respectively.

Stock Option Plans

        We have outstanding stock options granted under our 2000 Stock Option Plan (the "2000 Plan") and our Amended and Restated 1993 Stock Option Plan (the "1993 Plan") for officers, directors and key employees. As of December 31, 2004, there were 3,416,000 options for shares of common stock reserved for future grants under the 2000 Plan. Effective with the approval of the 2000 Plan, no further grants will be made under the 1993 Plan. Options expire no later than ten years from the grant date and vest over four years. Vesting may be accelerated in the event of specified transactions, including a change of control.

        We also have outstanding stock options granted under individual stock option agreements (the "Individual Option Agreements"). As of December 31, 2004 an aggregate of 1,181,954 options had been granted to executive officers under these Individual Option Agreements. These options had an exercise price equal to the market price, vested over three years, and expire ten years from the date of grant. An aggregate of 850,000 options were granted to executive officers as an inducement essential to the individuals entering into an employment contract with us. These options have an exercise price equal to market value on the date of grant, vest over three years, and expire ten years from the date of grant.

        We also expect to grant options to purchase approximately 800,000 shares of our common stock to employees shortly after completion of our proposed equity offering on Form S-1 (Registration No. 333-122351).

Compensation Committee Report

        The compensation committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation for fiscal 2004:

        Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance, including its stock price. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

        Base compensation and bonuses for the executive officers are intended to be competitive with that paid in comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases and bonuses, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. With respect to each Named Executive, including the Chief Financial Officer but excluding the former Chief Executive Officer, the Committee determined that salary increases for each were appropriate based in part on a review of the increasing levels of responsibility resulting from the Company's growth. In 2004, the Committee determined to award bonuses or option grants to the Chief Executive Officer and Chief Financial Officer.

        The Committee is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value.

The Compensation Committee:

Gene Meredith Alfred Tyler 2nd David A. Donnini

Common Stock Performance Graph

        The following graph illustrates the yearly change in the trading price of the Company's Common Stock against the NASDAQ (U.S. Companies) Stock Index (the "NASDAQ U.S. Index") and a peer group comprised of sixteen companies in the industry (the "Peer Group").

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1999 with dividends reinvested

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
Synagro Technologies Inc.	$100	$46	$45	$51	$45	$62
Nasdaq US	$100	$60	$48	$33	$49	$54
Custom Composite Index (14 Stocks)	$100	$149	$168	$130	$166	$170

The 14-Stock Peer Group consists of Allied Waste Industries Inc., Waste Services Inc (FKA Capital Environmental Resource Inc.), Casella Waste Systems, Inc., Mobley Environmental Services (through 3Q00), Republic Services Inc., Rich Coast Inc., Thermo Tech Technologies, Inc., US Liquids Inc., USA Biomass Corporation, Waste Connections, Inc., Waste Industries USA, Inc., Waste Management, Inc., Waste Recovery, Inc., and Waste Systems International, Inc. (through 3Q02).

2005 Restricted Stock Plan

General

        On June 6, 2005, the holders of a majority of the voting capital stock of the Company approved the 2005 Restricted Stock Plan (the "Plan"), which the Company's board of directors will subsequently approve. The Plan's effectiveness shall be conditioned upon the completion of the common stock offering contemplated by the registration statement filed by the Corporation with the Securities and Exchange Commission (Reg. No. 333-122351) and all other related transactions contemplated therein; provided, however, that the Plan will not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to stockholders. The following is a summary of principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal offices, 1800 Bering Drive, Suite 1000, Houston, Texas 77057.

        Administration.    The compensation committee of the Company's board of directors will administer the restricted stock plan. The board also has the authority to administer the plan and to take all actions that the compensation committee is otherwise authorized to take under the plan.

        Available Shares.    A total of 3,500,000 shares of common stock, representing approximately 4.9% of the Company's outstanding common stock after the proposed offering, will be available for issuance under the restricted stock plan. The number of shares available for issuance under the restricted stock plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, the Company may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, authorized and unissued or held as treasury shares.

        Eligibility.    Directors, officers and employees of Synagro and its subsidiaries, as well as other individuals performing services for the Company, or to whom the Company has extended an offer of employment, will be eligible to receive grants under the restricted stock plan. In each case, the compensation committee will select the actual grantees.

        Restricted Stock Awards.    Under the restricted stock plan, the compensation committee may award restricted stock subject to the conditions and restrictions, and for the duration that it determines in its discretion. Except as otherwise provided by the compensation committee, during such period of restriction, a participant shall have all of the rights of a holder of the Company's common stock, including but not limited to the right to receive dividends and vote. In general, a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries during any period of restriction, all shares of restricted stock on which the restrictions have not lapsed shall be immediately forfeited to the Company. If, however, the cessation occurs due to death, disability or retirement, the compensation committee may elect to provide that all restrictions on shares of restricted stock granted to such participant shall lapse. If the Company undergoes a change in control and a participant is terminated (other than for cause) from being a director, officer or employee of, or otherwise performing services for, the Company or its subsidiaries within one year after such change in control, all restrictions on shares of restricted stock granted to such participant shall lapse.

        Terms, Withholding Taxes and Transferability of All Awards.    The terms and conditions of each award made under the restricted stock plan will be set forth consistent with the plan in a written agreement with the grantee. Unless the compensation committee determines otherwise, a participant may elect to deliver shares of common stock, or to have the Company withhold shares of common stock otherwise issuable upon the grant of restricted stock in order to satisfy the Company's withholding obligations in connection with any such grant.

        Unless the compensation committee determines otherwise, no award made under the restricted stock plan will be transferable while any restrictions are in effect other than by will or the laws of descent and distribution or to a grantee's family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives.

        Amendment and Termination of the Restricted Stock Plan.    The board may amend or terminate the restricted stock plan in its discretion, except that no amendment will become effective without prior approval of the Company's stockholders if such approval is necessary for continued compliance with applicable stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the restricted stock plan without the affected participant's consent. If not previously terminated by the board, the restricted stock plan will terminate on the tenth anniversary of its adoption.

Interest of Certain Persons in Matters to be Acted Upon

        Since participation in the Plan is limited to directors, officers and employees of the Company and its subsidiaries, the Company's directors and officers may be deemed to have an interest in the adoption of the Plan.

        Except as stated above, no director, officer, associate of any director or officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the adoption of the Plan.

No Dissenters' Rights

        Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the adoption of the Plan described in this Information Statement.

Cost of Information Statement

        The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company's Common Stock.

Where You Can Find More Information About the Company

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

By order of the Board of Directors:

Houston, Texas June 7, 2005	/s/ ROSS M. PATTEN Ross M. Patten Chairman of the Board and Vice President

QuickLinks

Synagro Technologies, Inc. 1800 Bering Drive, Suite 1000 Houston, Texas 77057 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
Synagro Technologies, Inc. 1800 Bering Drive, Suite 1000 Houston, Texas 77057 INFORMATION STATEMENT Introductory Statement
General Information
Description of the Company's Capital Stock
Security Ownership of Certain Beneficial Owners and Management
Compensation of Directors and Executive Officers
CUMULATIVE TOTAL RETURN Based upon an initial investment of $100 on December 31, 1999 with dividends reinvested
2005 Restricted Stock Plan
Interest of Certain Persons in Matters to be Acted Upon
No Dissenters' Rights
Cost of Information Statement
Where You Can Find More Information About the Company